UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                  CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): April 13,2005
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                         CANTERBURY CONSULTING GROUP, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



Pennsylvania                        0-15588                   23-2170505
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State or other jurisdiction    (Commission                (IRS Employer
of incorporation)               File Number)              Identification No.)



352 Stokes Road, Suite 200,  Medford, New Jersey                 08055
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (609) 953-0044
                                                   -------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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Item 1.02	Termination of a Material Definitive Agreement

     On April 13, 2005 Canterbury paid $552,000 to Commerce Bank in full settlement of its obligations to the Bank in compliance with its loan agreement. With that payment made, Canterbury's borrowing relationship with Commerce Bank has terminated.

     Canterbury obtained the funds that it paid to Commerce Bank from Landscape Companies, Inc. which had been indebted to Canterbury pursuant to an $860,000 demand note and a $2,410,000 partially-amortizing note that called for a $1,961,000 balloon payment in December 2006. Canterbury agreed to cancel those debts in exchange for a cash payment by Landscape Companies, Inc. of $800,000 and delivery of an eight year promissory note in the principal amount of $2,470,000. The new note provides for straight-line amortization. Stanton Pikus and Kevin McAndrew, the Chairman and President of Canterbury respectively, together own 44% of the equity in Landscape Companies, Inc.



Item 9.01	Exhibits

99.	Press Release dated April 18, 2005.


                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CANTERBURY CONSULTING GROUP, INC.

                                         BY: /s/ Kevin J. McAndrew
                                         ----------------------------
                                         Kevin J. McAndrew, President

Dated: April 18, 2005